UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012

Nuveen Diversified Commodity Fund

(Exact name of registrant as specified in its charter)

Delaware	001-34879	27-2048014
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

	333 West Wacker Drive Chicago, Illinois	60606
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 827-5920

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 20, 2012 the Nuveen Long/Short Commodity Total Return Fund filed pre-effective amendment No. 6 to its registration statement on Form S-1, which contained performance information of Nuveen Diversified Commodity Fund (“CFD”). That information is set forth below:

NCAM PERFORMANCE RECORD

As required by the CFTC, the performance capsule and rates of return table below reflect performance of CFD, the sole fund for which the manager has previously served as commodity pool operator, from CFD’s initial public offering on September 27, 2010 through July 31, 2012. CFD is traded on the NYSE MKT and invests in a diversified portfolio of commodity futures and forward contracts on a long-only basis pursuant to Gresham’s Tangible Asset Program ® (“TAP ®”) with an integrated program of writing commodity call options, collectively referred to as TAP PLUS SM.

Performance Capsule for the Nuveen Diversified Commodity Fund

Data as of July 31, 2012

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CPO:	Nuveen Commodities Asset Management, LLC
Name of Commodity Subadvisor:	Gresham Investment Management LLC
Name of Collateral Subadvisor:	Nuveen Asset Management, LLC
Name of Commodity Pool:	Nuveen Diversified Commodity Fund
Type of Pool:	Publicly Offered
Inception of Trading:	September 30, 2010
Initial Aggregate Gross Capital Contributions(1):	$231.7 million
Current Net Asset Value:	$204.4 million
Largest Monthly Draw-Down(2):	-12.84% (September 2011)
Worst Peak-to-Valley Draw-Down(3):	-21.37% (from April 2011 to May 2012)

Notes to the Performance Capsule:

(1)

Initial aggregate gross capital contributions represent offering proceeds from CFD’s initial public offering before deduction of underwriting discounts and offering expenses, and reflect initial issuance of 8,550,000 shares as well as the issuance of an additional 716,000 shares pursuant to the underwriters’ over-allotment option.

(2)	Largest monthly draw-down represents CFD’s largest negative monthly return on net asset value for any calendar month since its initial public offering.
(3)	Worst peak-to-valley draw-down represents CFD’s largest cumulative compounded negative monthly return on net asset value over any period of successive negative monthly returns on net asset value.

Rates of Return(1)

Data as of July 31, 2012

Performance Data for the Nuveen Diversified Commodity Fund

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	2010		2011		2012
Jan			1.89%		3.47%
Feb			2.12%		3.20%
Mar			2.31%		-3.25%
Apr			2.84%		-.79%
May			-4.94%		-9.54%
Jun			-3.67%		3.43%
Jul			3.18%		4.18%
Aug			.02%
Sep	-4.72	%(2)	-12.84%
Oct	3.76%		6.95%
Nov	.71%		-1.17%
Dec	9.29%		-2.61%
Year-to-Date	8.80	%(1),(3)	-7.16	%(1)	-.09	%(1)

Notes to Rates of Return Table:

(1)

Rates of return represent monthly CFD total returns on net asset value, assuming reinvestment of distributions. The 2010 CFD Year-to-Date return represents the cumulative compounded monthly total return on net asset value for the period since CFD’s initial public offering on September 27, 2010. The 2011 CFD Year-to-Date return represents the cumulative compounded monthly total return on net asset value for the period from January 1, 2011 to December 31, 2011. The 2012 CFD Year-to-Date return represents the cumulative compounded monthly total return on net asset value for the period from January 1, 2012 to July 31, 2012.

(2)

Return reflects decline in CFD’s net asset value between CFD’s initial public offering on September 27, 2010 and CFD’s September 30, 2010 inception of portfolio trading activities due to the effect of underwriting discounts and commissions and offering expenses.

(3)	Return reflects the inclusion of underwriting discounts and commissions and offering expenses incurred in connection with the initial public offering.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVEEN DIVERSIFIED COMMODITY FUND

By: Nuveen Commodities Asset Management, LLC, its Manager

Date: September 24, 2012

/s/ Gifford R. Zimmerman
Gifford R. Zimmerman Chief Administrative Officer